                                                                    Exhibit 23.2





              Consent of Independent Certified Public Accountants

We have issued our report dated June 30, 2002 accompanying the financial statements of Lease Equity Appreciation Fund I, L.P. contained in this Amendment No. 5 of the Registration Statement and Prospectus (File No. 333-84730). We consent to the use of the aforementioned report and to the use of the name as it appears under the caption "Experts."







/s/ Grant Thornton LLP
----------------------
Philadelphia, Pennsylvania
August 13, 2002